REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Highlands Acquisition Corp.

We have audited the accompanying balance sheet of Highlands Acquisition Corp. (a corporation in the development stage) (the “Company”) as of October 9, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from April 26, 2007 (inception) to October 9, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 9, 2007, and the results of its operations and its cash flows for the period from April 26, 2007 (inception) to October 9, 2007 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

October 10, 2007

Highlands Acquisition Corp.

(a corporation in the development stage)

BALANCE SHEET

October 9, 2007
ASSETS
Cash	$384,612
Investments held in trust	114,100,000
Investments held in trust from underwriter	3,450,000
Prepaid expenses	87,185
Total assets	$118,021,797
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$2,500
Accrued offering costs	27,063
Deferred underwriting fee	3,450,000
Total liabilities	3,479,563
Common Stock, subject to possible conversion of 3,599,999 shares at conversion value	35,264,990
Commitments (Note 4)
Stockholders’ equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued and outstanding	—
Common stock, $.0001 par value Authorized 50,000,000 shares Issued and outstanding 15,450,000 shares (which includes 3,599,999 shares subject to possible conversion)	1,545
Additional paid-in capital	79,304,402
Deficit accumulated during the development stage	(28,703)
Total stockholders’ equity	79,277,244
Total liabilities and stockholders’ equity	$118,021,797

See notes to financial statements.

Highlands Acquisition Corp.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period April 26, 2007 (inception) to October 9, 2007

Formation costs	$1,000
General and administrative	27,703
Net loss	$(28,703)
Weighted average shares outstanding – basic and diluted	3,522,289
Net loss per share – basic and diluted	$(0.01)

See notes to financial statements.

Highlands Acquisition Corp.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period April 26, 2007 (inception) to October 9, 2007

	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Issuance of units to Founders on May 1, 2007 at approximately $0.007 per share	3,450,000	$345	$24,655		$25,000
Sale of Private Placement Warrants			3,250,000		3,250,000
Sale of 12,000,000 units through public offering (net of underwriter’s discount and offering expenses) including 3,599,999 shares subject to possible conversion	12,000,000	1,200	111,294,737		111,295,937
Proceeds subject to possible conversion			(35,264,990)		(35,264,990)
Net loss				(28,703)	(28,703)
Balance at October 9, 2007	15,450,000	$1,545	$79,304,402	$(28,703)	$79,277,244

See notes to financial statements.

Highlands Acquisition Corp.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period April 26, 2007 (inception) to October 9, 2007

Cash flows from operating activities
Net loss	$(28,703)
Adjustments to reconcile net loss to net cash used in operating activities
Increase in prepaid expenses	(87,185)
Increase in accrued expenses	2,500
Net cash used in operating activities	(113,388)

Cash flows from investing activities
Investments placed in trust	(117,550,000)
Net cash used in investing activities	(117,550,000)

Cash flows from financing activities
Proceeds from sale of units to public	120,000,000
Proceeds from private placement of warrants	3,250,000
Proceeds from sale of units to Founders	25,000
Proceeds from notes payable to affiliates of Founders	100,000
Repayment of notes payable to affiliates of Founders	(100,000)
Payment of offering costs	(5,227,000)
Net cash provided by financing activities	118,048,000
Net increase in cash	384,612
Cash at beginning of period	—
Cash at end of period	$384,612

Supplemental disclosure of noncash financing activities:
Accrual of deferred offering costs	$27,063
Accrual of deferred underwriting fee	$3,450,000

See notes to financial statements

Highlands Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations

Highlands Acquisition Corp. (the “Company”) was incorporated in Delaware on April 26, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business.

At October 9, 2007, the Company had not yet commenced any operations. All activity through October 9, 2007 relates to the Company’s formation and the initial public offering (“the Offering”) described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s Offering (as described in Note 2) was declared effective on October 3, 2007. The Company consummated the Offering on October 9, 2007, and received net proceeds of approximately $114,600,000, including $3,250,000 of proceeds from the private placement (“the Private Placement”) sale of 3,250,000 insider warrants to certain affiliates of the Company. The warrants sold in the Private Placement are identical to the warrants sold in the offering, but the purchasers in the Private Placement have waived their rights to receive any distributions upon liquidation in the event the Company does not complete a business combination as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Offering and Private Placement, $117,550,000, including $3,450,000 of the underwriters’ discounts and commissions as described in Note 2, is being held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s affiliates have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that they will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,100,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering (“Founders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority of the shares voted by all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination and in favor of an amendment to our certificate of incorporation to provide for the Company’s perpetual existence. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share  conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 3,599,999 shares sold in the Offering may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Founders prior to the consummation of the Offering. Accordingly, a portion of the net proceeds from the Offering (29.99% of the amount held in Trust Fund, including the

Highlands Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements - Continued

deferred portion of the underwriters’ discount and commission) has been classified as common stock subject to possible conversion on the accompanying October 9, 2007 balance sheet.

The Company’s Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the Effective Date of the Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 2).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $9,759. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at October 9, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Common Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 12,000,000 outstanding warrants issued in connection with the Offering, the 3,450,000 outstanding warrants issued in connection with the Founders’ initial unit purchase and the 3,250,000 outstanding warrants issued in connection with the Private Placement has not been considered in diluted loss per share calculations since the effect of such warrants would be antidilutive.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument, “ approximate their carrying amounts presented in the balance sheet at October 9, 2007.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments.

New Accounting Pronouncements — In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial condition or results of operations.

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Initial Public Offering

On October 9, 2007, the Company sold 12,000,000 units (“Units”) in the Offering at a price of $10 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). On October 10, 2007, the underwriters exercised the full amount of their over-allotment option, 1,800,000 Units. The exercise of the over-allotment will generate additional net proceeds of approximately $16,740,000, $17,280,000 of which will be placed in the Trust Account, including $540,000 in deferred underwriters discounts and commissions. The exercise of the over-allotment is expected to close on October 15, 2007. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50

Highlands Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements - Continued

commencing the later of the completion of a Business Combination and 15 months from the effective date of the Offering and expiring five years from the effective date of the Offering. The Company may redeem all of the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

In connection with the Offering, the Company paid Citigroup Global Markets Inc. and William Smith Securities, the underwriters of the Offering an underwriting discount of 7% of the gross proceeds of the Offering, of which 3% of the gross proceeds ($3,450,000) will be held in the Trust Account and payable only upon the consummation of a business combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. Additionally, Kanders & Company, an affiliate of Warren B. Kanders purchased 500,000 Units in the Offering. The Company received the entire aggregate gross proceeds' from this purchase and the underwriters did not receive any underwriting discounts or commissions on these Units.

Simultaneously with the consummation of the Offering, certain of the Company’s affiliates purchased 3,250,000 warrants (“Private Placement Warrants”) at a purchase price of $1.00 per warrant, in a private placement. The proceeds of $3,250,000 were placed in the Trust Account. The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis as long as they are still held by the initial purchasers. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until 30 days after the completion of a Business Combination. The purchase price of the Private Placement Warrants approximates the fair value of such warrants.

The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to registration rights with respect to their securities pursuant to an agreement signed prior to the effective date of the Offering. With respect to the shares issued prior to the Offering, the holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. With respect to the Private Placement Warrants (and underlying shares), the holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a Business Combination. In addition, such holders have certain “piggy back” registration rights on registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

3.	Notes Payable, Affiliates of Stockholders

The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to two affiliates of the Founders on April 30, 2007. The notes were non-interest bearing and were payable on the earlier of April 30, 2008 or the consummation of the Offering. Due to the short-term nature of the notes, the fair value of the notes approximated their carrying amount. On October 9, 2007, the Company repaid the notes in full.

4.	Commitments and Related Party Transactions

The Company presently occupies office space provided by two affiliates of certain of the Founders. Such affiliates have agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliates a total of $10,000 per month for such services commencing on the effective date of the Offering. For the period ended October 9, 2007, the Company has incurred $2,500 of expense relating to this agreement which is included in general and administrative in the accompanying Statement of Operations.

Highlands Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements - Continued

Pursuant to letter agreements which the Founders will enter into with the Company and the underwriters, the Founders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Certain of the Company’s affiliates have agreed to purchase a total of 1,000,000 units (“Co-Investment Units”) at a price of $10 per unit (an aggregate price of $10,000,000) from the Company in a private placement that will occur immediately prior to the Company’s consummation of a Business Combination. These Co-Investment Units will be identical to the units sold in the Offering. The purchasers have agreed that the Co-Investment Units will not be sold, transferred, or assigned until at least one year after the completion of the Business Combination.

The Founders and the holders of the Private Placement Warrants (or underlying securities) and the holders of the Co-Investment Units (or underlying securities) will be entitled to registration rights with respect to their founding shares or Private Placement Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Offering.

5.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

6.	Common Stock

Effective July 16, 2007, the Company’s Board of Directors authorized a unit dividend of 0.15 units for each outstanding unit. Effective October 3, 2007, the Company’s Board of Directors authorized a unit dividend of 0.2 units for each outstanding unit. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect these transactions.